Exhibit 99.1
Press Release
DENVER, CO – February 9, 2026	Contact: Trent Trujillo
Email: ttrujillo@udr.com

UDR, INC. ANNOUNCES FOURTH QUARTER AND FULL-YEAR 2025 RESULTS,

ESTABLISHES 2026 GUIDANCE RANGES AND INCREASES DIVIDEND

UDR, Inc. (the “Company”) (NYSE: UDR), announced today its fourth quarter and full-year 2025 results, and has posted a related Investor Presentation to its website at ir.udr.com. Net Income, Funds from Operations (“FFO”), and FFO as Adjusted (“FFOA”) per diluted share for the quarter and full-year ended December 31, 2025, are detailed below.

	Quarter Ended December 31
Metric	4Q 2025 Actual	4Q 2025 Guidance	4Q 2024 Actual	$ Change vs. Prior Year Period	% Change vs. Prior Year Period
Net Income per diluted share	$0.67	$0.13 to $0.15	$(0.02)	$0.69	N/A
FFO per diluted share	$0.62	$0.63 to $0.65	$0.48	$0.14	29%
FFOA per diluted share	$0.64	$0.63 to $0.65	$0.63	$0.01	2%

	Full-Year (“FY”) Ended December 31
Metric	FY 2025 Actual	FY 2025 Guidance	FY 2024 Actual	$ Change vs. Prior Year Period	% Change vs. Prior Year Period
Net Income per diluted share	$1.13	$0.57 to $0.59	$0.26	$0.87	335%
FFO per diluted share	$2.43	$2.44 to $2.46	$2.29	$0.14	6%
FFOA per diluted share	$2.54	$2.53 to $2.55	$2.48	$0.06	2%

Same-Store (“SS”) results for the fourth quarter 2025 versus the fourth quarter 2024 and the third quarter 2025 as well as full-year 2025 versus full-year 2024 are summarized below.

SS Growth / (Decline)	Year-Over-Year (“YOY”): 4Q 2025 vs. 4Q 2024	Sequential: 4Q 2025 vs. 3Q 2025	Full Year: 2025 vs. 2024
Revenue	1.8%	(0.3)%	2.4%
Expense	2.0%	(2.7)%	2.6%
Net Operating Income (“NOI”)	1.7%	0.9%	2.3%

During the fourth quarter, the Company,

●	As previously announced, completed a $231.6 million expansion of its joint venture with LaSalle Investment Management, increasing the size of the joint venture to approximately $850.0 million. Under the terms of the transaction, the Company received approximately $202.8 million in cash proceeds, a portion of which was used to repay approximately $127.6 million of consolidated secured property debt at maturity.
●	As previously disclosed, completed the acquisition of The Enclave at Potomac Club, a 406-apartment home community in suburban Metropolitan Washington, D.C., for approximately $147.7 million.
●	Repurchased approximately 2.6 million shares of its common stock at a weighted average share price of $35.56 for total consideration of approximately $92.8 million.
●	As previously announced, appointed Richard B. Clark to its Board of Directors. Mr. Clark has over four decades of real estate investment and capital markets expertise, having served Brookfield Corporation in various senior leadership roles.

●	As previously announced, published its seventh annual Corporate Responsibility Report.

Subsequent to quarter-end, the Company,

●	Received a partial repayment of approximately $52.9 million on its preferred equity investment in a portfolio of stabilized apartment communities located in various markets upon the recapitalization of the joint venture.
●	As previously announced, appointed Ellen M. Goitia to its Board of Directors. Ms. Goitia has over three decades of expertise in accounting, finance, and corporate governance, having served KPMG in various senior leadership roles.

“2025 proved to be another solid year of results for UDR, with FFOA per share and Same-Store growth that exceeded our original expectations,” said Tom Toomey, UDR’s Chairman, President, and CEO. “Looking ahead, we start 2026 in a position of relative strength with positive operating momentum, easing supply pressures, and relative affordability of apartments that remains attractive versus other forms of housing. Collectively, this creates a foundation for sequential earnings growth as the year progresses.”

Outlook(1)

As shown in the table below, the Company has established the following guidance ranges for the first quarter and full-year 2026.

	4Q 2025 Actual	1Q 2026 Outlook	Full-Year 2026 Outlook	Full-Year 2026 Midpoint	Full-Year 2025 Actual
Net Income per diluted share	$0.67	$0.11 to $0.13	$0.45 to $0.55	$0.50	$1.13
FFO per diluted share	$0.62	$0.61 to $0.63	$2.47 to $2.57	$2.52	$2.43
FFOA per diluted share	$0.64	$0.61 to $0.63	$2.47 to $2.57	$2.52	$2.54
YOY Growth:
SS Revenue	1.8%	N/A	0.25% to 2.25%	1.25%	2.4%
SS Expense	2.0%	N/A	3.00% to 4.50%	3.75%	2.6%
SS NOI	1.7%	N/A	(1.00)% to 1.25%	0.125%	2.3%
(1)

Additional assumptions for the Company’s first quarter and full-year 2026 outlook can be found on Attachment 13 of the Company’s related quarterly Supplemental Financial Information (“Supplement”). A reconciliation of GAAP Net Income per diluted share to FFO per diluted share and FFOA per diluted share can be found on Attachment 14(D) of the Company’s related quarterly Supplement. Non-GAAP financial measures and other terms, as used in this earnings release, are defined and further explained on Attachments 14(A) through 14(D), “Definitions and Reconciliations,” of the Company’s related quarterly Supplement.

Operating Results

In the fourth quarter, total revenue increased by $10.4 million YOY, or 2.5 percent, to $433.1 million. This increase was primarily attributable to growth in revenue from Same-Store communities, completed developments, and acquired communities, partially offset by declines in revenue from property dispositions.

“The impressive operational results we achieved amid a choppy operating environment are a direct result of our team’s data-driven preparation, agility, and execution,” said Mike Lacy, UDR’s Chief Operating Officer. “First, 2025 was set up for success when we strategically adjusted the cadence of lease expirations. Then, when demand unexpectedly weakened late in the third quarter, we quicky pivoted to a high-occupancy strategy. These maneuvers positioned the portfolio for a reacceleration of blended lease rate growth in the final months of 2025. This acceleration has continued into early-2026 along with sustained outsized other income growth, low resident turnover, and elevated occupancy. We are well-positioned as we embark on a period of lower levels of competing new supply.”

In the tables below, the Company has presented year-over-year, sequential, and full-year Same-Store results by region.

Summary of Same-Store Results in the Fourth Quarter 2025 versus the Fourth Quarter 2024

				(1)
Region	Revenue Growth / (Decline)	Expense Growth / (Decline)	NOI Growth / (Decline)	% of Same-Store Portfolio(1)	Physical Occupancy(2)	YOY Change in Occupancy
West	3.6%	2.7%	3.9%	32.0%	96.9%	0.1%
Northeast	3.1%	1.7%	3.8%	19.8%	96.8%	0.2%
Mid-Atlantic	2.0%	1.3%	2.3%	19.5%	96.8%	(0.2)%
Southeast	(0.7)%	2.8%	(2.2)%	12.9%	96.6%	(0.3)%
Southwest	(1.5)%	(0.4)%	(2.1)%	10.4%	97.4%	0.7%
Other Markets	(0.5)%	7.6%	(3.4)%	5.4%	96.4%	(0.3)%
Total / Weighted Average	1.8%	2.0%	1.7%	100.0%	96.9%	0.1%
(1)	Based on 4Q 2025 Same-Store NOI. For definitions of terms, please refer to the “Definitions and Reconciliations” section of the Company’s related quarterly Supplement.
(2)	Weighted average Same-Store physical occupancy for the quarter.

Summary of Same-Store Results in the Fourth Quarter 2025 versus the Third Quarter 2025

				(1)
Region	Revenue Growth / (Decline)	Expense Growth / (Decline)	NOI Growth / (Decline)	% of Same-Store Portfolio(1)	Physical Occupancy(2)	Sequential Change in Occupancy
West	1.0%	0.5%	1.1%	32.0%	96.9%	0.2%
Northeast	(0.6)%	(3.8)%	1.1%	19.8%	96.8%	0.0%
Mid-Atlantic	(0.6)%	(7.2)%	2.7%	19.5%	96.8%	0.0%
Southeast	(0.6)%	0.1%	(0.9)%	12.9%	96.6%	0.4%
Southwest	(1.3)%	(3.3)%	0.0%	10.4%	97.4%	0.5%
Other Markets	(1.7)%	(1.2)%	(1.9)%	5.4%	96.4%	0.2%
Total / Weighted Average	(0.3)%	(2.7)%	0.9%	100.0%	96.9%	0.2%
(1)	Based on 4Q 2025 Same-Store NOI. For definitions of terms, please refer to the “Definitions and Reconciliations” section of the Company’s related quarterly Supplement.
(2)	Weighted average Same-Store physical occupancy for the quarter.

Summary of Same-Store Results for Full-Year 2025 versus Full-Year 2024

				(1)
Region	Revenue Growth / (Decline)	Expense Growth / (Decline)	NOI Growth / (Decline)	% of Same-Store Portfolio(1)	Physical Occupancy(2)	Full-Year YOY Change in Occupancy
West	3.2%	3.9%	2.9%	31.8%	96.9%	0.3%
Northeast	3.5%	2.8%	4.0%	19.7%	97.0%	0.2%
Mid-Atlantic	3.8%	3.6%	3.9%	19.0%	97.1%	0.1%
Southeast	0.1%	1.4%	(0.6)%	13.3%	96.6%	0.0%
Southwest	(0.6)%	0.2%	(1.1)%	10.6%	97.2%	0.6%
Other Markets	1.3%	2.0%	1.1%	5.6%	96.4%	(0.3)%
Total / Weighted Average	2.4%	2.6%	2.3%	100.0%	96.9%	0.2%
(1)	Based on full-year 2025 Same-Store NOI. For definitions of terms, please refer to the “Definitions and Reconciliations” section of the Company’s related quarterly Supplement.
(2)	Weighted average Same-Store physical occupancy for full-year 2025.

Transactional Activity

During the quarter, the Company,

●	Completed a $231.6 million expansion of its joint venture with LaSalle Investment Management, increasing the size of the joint venture to approximately $850.0 million. Under the terms of the transaction, the Company contributed four additional apartment communities across Portland, Orlando, and Richmond totaling 974 apartment homes, increasing the size of the joint venture to 2,564 apartment homes. Concurrently, the joint venture encumbered the newly contributed communities with 50% debt and placed debt on existing joint venture assets, bringing total joint venture leverage to approximately 33%. From the transaction, the Company received approximately $202.8 million in cash proceeds.
●	Acquired The Enclave at Potomac Club, a 406-apartment home community in suburban Metropolitan Washington, D.C., for approximately $147.7 million. The property is located directly across the street from an existing UDR apartment community, which the Company expects should drive operating efficiencies through its operating platform and initiatives.

Debt and Preferred Equity Program Activity

Subsequent to quarter-end, upon the recapitalization of one of our Debt and Preferred Equity investments, the Company received a partial repayment of approximately $52.9 million related to a portfolio of stabilized apartment communities located in various markets that carries a contractual return rate of 8.0 percent.

Capital Markets and Balance Sheet Activity

During the quarter, the Company,

●	Repurchased approximately 2.6 million shares of its common stock at a weighted average share price of $35.56 for total consideration of approximately $92.8 million.
●	Repaid approximately $127.6 million of consolidated secured property debt at maturity.

The Company’s total indebtedness as of December 31, 2025, was $5.8 billion at a weighted average interest rate of 3.4 percent, with only $356.7 million, or 6.7 percent of total consolidated debt, maturing through 2026, including principal amortization and excluding amounts on the Company’s commercial paper program and working capital credit facility. As of December 31, 2025, the Company had approximately $905.0 million in liquidity through a combination of cash and undrawn capacity on its credit facilities. Please see Attachment 13 of the Company’s related quarterly Supplement for additional details regarding investment guidance.

In the table below, the Company has presented select balance sheet metrics for the quarter ended December 31, 2025, and the comparable prior year period.

	Quarter Ended December 31
Balance Sheet Metric	4Q 2025	4Q 2024	Change
Weighted Average Interest Rate	3.4%	3.4%	0.0%
Weighted Average Years to Maturity	4.3	5.2	(0.8)
Consolidated Fixed Charge Coverage Ratio	4.9x	5.0x	(0.1)x
Consolidated Debt as a percentage of Total Assets	32.4%	32.7%	(0.3)%
Consolidated Net Debt-to-EBITDAre – adjusted for non-recurring items(1)	5.5x	5.5x	0.0x
(1)	A reconciliation of GAAP Net Income per share to EBITDAre - adjusted for non-recurring items and GAAP Total Debt to Net Debt can be found on Attachment 4(C) of the Company’s related quarterly Supplement.

Board of Directors

As previously announced, during the quarter, the Company appointed Richard B. Clark to its Board of Directors. Mr. Clark has over four decades of real estate investment and capital markets experience, having served Brookfield Corporation in various senior leadership roles including Chairman and Chief Executive Officer of Brookfield Property Group, Brookfield Property Partners, and Brookfield Office Properties.

Also as previously announced, subsequent to quarter-end, the Company appointed Ellen M. Goitia to its Board of Directors. Ms. Goitia has over three decades of expertise in accounting, finance, and corporate governance, having served KPMG in various senior leadership roles including the partner-in-charge of the Chesapeake Business Unit Audit practice.

Both Mr. Clark and Ms. Goitia are independent directors and both serve on UDR’s Nominating and Governance Committee and Audit and Risk Management Committee. Their appointments, which follow the departure of two long-tenured directors earlier in 2025, are part of the Board of Directors’ long-term succession plan with respect to director refreshment and expanded the Company’s Board to ten members.

Corporate Responsibility

As previously announced, during the quarter, the Company published its seventh annual Corporate Responsibility Report, which details UDR’s ongoing commitment to being a leader in corporate responsibility and a good partner to the communities we operate in.

Dividend

As previously announced, the Company’s Board of Directors declared a regular quarterly dividend on its common stock for the fourth quarter 2025 in the amount of $0.43 per share, representing a 1.2 percent increase over the comparable period in 2024. The dividend was paid in cash on February 2, 2026, to UDR common shareholders of record as of January 12, 2026. The fourth quarter 2025 dividend represented the 213th consecutive quarterly dividend paid by the Company on its common stock.

In conjunction with this release, the Company’s Board of Directors has announced a 2026 annualized dividend per share of $1.74, representing a 1.2 percent increase over the 2025 annualized dividend per share.

Supplemental Financial Information

The Company offers Supplemental Financial Information that provides details on the financial position and operating results of the Company which, along with the related Investor Presentation, is available on the Investor Relations section of the Company's website at ir.udr.com.

Conference Call and Webcast Information

UDR will host a webcast and conference call at 12:00 p.m. Eastern Time on February 10, 2026, to discuss fourth quarter and full-year 2025 results as well as high-level views for 2026. The webcast will be available on the Investor Relations section of the Company’s website at ir.udr.com. To listen to a live broadcast, access the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. To participate in the teleconference dial 877-423-9813 for domestic and 201-689-8573 for international. A passcode is not necessary.

Given a high volume of conference calls occurring during this time of year, delays are anticipated when connecting to the live call. As a result, stakeholders and interested parties are encouraged to utilize the Company’s webcast link for its earnings results discussion.

A replay of the conference call will be available through February 17, 2026, by dialing 844-512-2921 for domestic and 412-317-6671 for international and entering the confirmation number, 13758076, when prompted for the passcode. A replay of the call will also be available on the Investor Relations section of the Company’s website at ir.udr.com.

Full Text of the Earnings Report, Supplemental Data, and Investor Presentation

The full text of the earnings report, related quarterly Supplement, and related Investor Presentation will be available on the Investor Relations section of the Company’s website at ir.udr.com.

Forward-Looking Statements

Certain statements made in this press release may constitute “forward-looking statements.” Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “outlook,” “guidance,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, general market and economic conditions, unfavorable changes in the apartment market and economic conditions that could adversely affect occupancy levels and rental rates, the impact of inflation/deflation on rental rates and property operating expenses, the availability of capital and the stability of the capital markets, the impact of tariffs, geopolitical tensions, government shutdowns, and changes in immigration, elevated interest rates, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule or at expected rent and occupancy levels, changes in job growth, home affordability and demand/supply ratio for multifamily housing, development and construction risks that may impact profitability, risks that joint ventures with third parties and Debt and Preferred Equity Program investments do not perform as expected, the failure of automation or technology to help grow net operating income, and other risk factors discussed in documents filed by the Company with the SEC from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

About UDR, Inc.

UDR, Inc. (NYSE: UDR), an S&P 500 company, is a leading multifamily real estate investment trust with a demonstrated performance history of delivering superior and dependable returns by successfully managing, buying, selling, developing and redeveloping attractive real estate communities in targeted U.S. markets. As of December 31, 2025, UDR owned or had an ownership position in 60,941 apartment homes, including 300 apartment homes under development. For over 53 years, UDR has delivered long-term value to shareholders, the best standard of service to Residents and the highest quality experience for Associates.